Filed pursuant to Rule 433

Registration No. 333-192302

# CitiFirst

Offerings Brochure for Citi Personal Wealth Management
October 2014

2	CitiFirst Offerings Brochure | October 2014

For all offerings documented herein (other than the Market-Linked Certificates of Deposit):

Investment Products	Not FDIC Insured	May Lose Value	No Bank Guarantee

3	CitiFirst Offerings Brochure | October 2014

Introduction to CitiFirst Investments

CitiFirst is the brand name for Citi’s offering of investments including notes and deposits. Tailored to meet the needs of a range of investors, CitiFirst investments are divided into three categories based on the amount of principal due at maturity:

CitiFirst Protection

Full principal amount due at maturity

Investments provide for the full principal amount to be due at maturity, subject to the credit risk of the issuer, and are for investors who place a priority on the preservation of principal while looking for a way to potentially outperform cash or traditional fixed income investments

CitiFirst Performance

Payment due at maturity may be less than the principal amount

Investments provide for a payment due at maturity, subject to the credit risk of the issuer, that may be less than the principal amount and in some cases may be zero, and are for investors who are seeking the potential for current income and/or growth, in addition to partial or contingent downside protection

CitiFirst Opportunity

Payment due at maturity may be zero

Investments provide for a payment at maturity, subject to the credit risk of the issuer, that may be zero and are for investors who are willing to take full market risk in return for either leveraged principal appreciation at a predetermined rate or access to a unique underlying strategy

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment. The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of Citi. All returns and any principal amount due at maturity are subject to the applicable issuer credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Structured investments are not conventional debt securities. They are complex in nature and the specific terms and conditions will vary for each offering.

CitiFirst operates across all asset classes meaning that underlying assets include equities, commodities, currencies, interest rates and alternative investments. When depicting a specific product, the relevant underlying asset will be shown as a symbol on the cube:

For instance, if a CitiFirst Performance investment were based upon a single stock, which belongs to an equity asset class, its symbol would be shown as follows:

Classification of investments into categories is not intended to guarantee particular results or performance. Though the potential returns on structured investments are based upon the performance of the relevant underlying asset or index, investing in a structured investment is not equivalent to investing directly in the underlying asset or index.

4	CitiFirst Offerings Brochure | October 2014

Market-Linked Notes Based on the MSCI EAFE® Index

    Indicative Terms*

Issuer:	Citigroup Inc.
Underlying index:	The MSCI EAFE® Index (ticker symbol: “MXEA”)
Stated principal amount:	$1,000 per note
Pricing date:	October , 2014 (expected to be October 28, 2014)
Issue date:	October , 2014 (three business days after the pricing date)
Valuation dates:	The day of each January, April, July and October (expected to be the 28th day of each January, April, July and October), during the term of the notes, each subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	May , 2020 (expected to be May 1, 2020)
Payment at maturity:	For each note, the $1,000 stated principal amount per note plus the note return amount, which will be either zero or positive

Note return amount:

•   If the average index return percentage is greater than zero:

$1,000 x average index return percentage x upside participation rate

•   If the average index return percentage is less than or equal to zero:

$0

Average index return percentage:	The arithmetic average of the interim index return percentages, as measured on each of the valuation dates
Interim index return percentage:	On each valuation date: (ending index level – initial index level) / initial index level
Initial index level:	, the closing level of the underlying index on the pricing date
Ending index level:	The closing level of the underlying index on the relevant valuation date
Upside participation rate:	90.00% to 100.00%. The actual upside participation rate will be determined on the pricing date.
Listing:	The notes will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the notes unless you are willing to hold them to maturity.
CUSIP:	1730T02E8
Selling Concession (paid to advisors):	3.00%

    Investor Profile

Investor Seeks:		Investor Can Accept:
■	A medium-term equity index-linked investment	■	A holding period of approximately 5.5 years

■	Full principal amount due at maturity	■

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

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Callable Fixed to CMS Linked Notes (CMS30 / CMS5)

    Indicative Terms*

Issuer:	International Bank for Reconstruction and Development (“World Bank” or “IBRD”)
Notes:	Callable Fixed to CMS Linked Notes Due October [30], 2024
Issue price:	$1,000 per Note
Trade date:	October , 2014 (expected to be October 23, 2014)
Issue date:	October , 2014 (five Business Days after the trade date).
Maturity date:	October , 2024 (expected to be October 30, 2024)
Interest:

Initial Rate: The Notes will bear interest at the rate of [5.00]% per annum during each Interest Period from and including October [30], 2014 to but excluding October [30], 2015.

Subsequent Rate: Unless earlier redeemed by the World Bank, from and including October [30], 2015 to but excluding the Maturity Date, the Notes will bear interest during each Interest Period at the per annum rate determined on the second U.S. government Securities Business Day prior to the beginning of such Interest Period equal to the greater of (i) [4.00] times the CMS Spread, subject to a maximum interest rate of [7.00]% per annum for any interest period, and (ii) 0%. The “CMS Spread” will be equal to the 30-year 30/360 USD Semi-annual Constant Maturity Swap Rate (“CMS30”) minus the 5-year 30/360 USD Semi-annual Constant Maturity Swap Rate (“CMS5”), as determined on the second U.S. Government Securities Business Day prior to the start of each Interest Period. Interest on the Notes will accrue on the basis of a 360-day year of twelve 30-day months.

Minimum interest rate:	0%
Maximum interest rate:	[7.00]% per annum
Interest period:	Each semi-annual period from and including an Interest Payment Date (or the Issue Date, in the case of the first period) to but excluding the next Interest Payment Date.
Interest payment dates:	April [30] and October [30] of each year, from and including April [30], 2015, to and including the Maturity Date (or Optional Redemption Date, if applicable).
Payment at maturity:	On the Maturity Date you will receive the nominal amount of your Notes plus any accrued and unpaid interest.
Call option:	The Notes will be redeemable at the option of the World bank, in whole only, on any Interest Payment Date, commencing on and including the Interest Payment date on October [30], 2015, upon written notice of a minimum of five Business Days, at 100% of the nominal amount plus any accrued and unpaid interest (such date, the “Optional Redemption Date”).
Listing:	The notes will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the notes unless you are willing to hold them to maturity.
CUSIP:	45905UQL1
Selling Concession (paid to advisors):	up to 1.50%

  Investor Profile

Investor Seeks:		Investor Can Accept:
■	Full principal amount due at maturity	■	A holding period of approximately 10 years

■	A callable long-term interest rate investment	■	The possibility of losing part or all of the principal amount invested if not held to maturity

■

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

8	CitiFirst Offerings Brochure | October 2014

A complete description of the risks associated with this investment is outlined in the “Risk Factors Relating to the Notes” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

9	CitiFirst Offerings Brochure | October 2014

Fixed to Floating Rate Notes

    Indicative Terms*

Issuer:	Citigroup Inc.
Stated principal amount:	$1,000 per Note
Pricing date:	October , 2014 (expected to be October 28, 2014)
Issue date:	October , 2014 (three business days after the pricing date)
Maturity date:	Unless earlier called by us, October , 2029 (expected to be October 31, 2029)
Payment at maturity:	At maturity, unless we have earlier called the notes, you will receive for each note you then hold an amount in cash equal to $1,000 plus any accrued and unpaid interest
Interest:

•   During each interest period from and including the issue date to but excluding October     , 2015 (expected to be October 31, 2015), the notes will bear interest at a fixed rate of 9.00% per annum

•   During each interest period commencing on or after October     , 2015 (expected to be October 31, 2015), the notes will bear interest at a floating rate equal to 4 times the modified CMS reference index, as determined on the CMS reference determination date for that interest period, subject to a maximum interest rate of 9.00% per annum and a minimum interest rate of 0.00% per annum

After the first year of the term of the notes, interest payments will vary based on fluctuations in the modified CMS reference index. After the first year, the notes may pay a below-market rate or no interest at all for an extended period of time, or even throughout the entire remaining term.

CMS reference index:	On any CMS reference determination date, CMS30 minus CMS2, each as determined on that CMS reference determination date
Modified CMS reference index:	The CMS reference index minus 0.25%
CMS reference determination date:	For any interest period commencing on or after October , 2015 (expected to be October 31, 2015), the second U.S. government securities business day prior to the first day of that interest period
Interest period:	Each three-month period from and including an interest payment date (or the issue date, in the case of the first interest period) to but excluding the next interest payment date
Interest payment dates:	The day of each January, April, July and October (expected to be the last day of each January, April, July and October), beginning on January , 2015 (expected to be January 31, 2015) and ending on the maturity date or, if applicable, the date when the notes are redeemed
Day count convention:	During each interest period, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The amount of each interest payment, if any, will equal (i) the stated principal amount of the notes multiplied by the interest rate in effect during the applicable interest period divided by (ii) 4
Call right:	We may call the notes, in whole and not in part, for mandatory redemption on any interest payment date beginning on October , 2015 (expected to be October 31, 2015), upon not less than five business days’ notice. Following an exercise of our call right, you will receive for each note you then hold an amount in cash equal to $1,000 plus any accrued and unpaid interest.
CUSIP:	1730T02D0
Listing:	The notes will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the notes unless you are willing to hold them to maturity.
Selling Concession (paid to advisors):	up to 3.50%

  Investor Profile

Investor Seeks:		Investor Can Accept:
■	Full principal amount due at maturity	■	A holding period of approximately 15 years

■	Quarterly interest payments	■	The possibility of losing part or all of the principal amount invested if not held to maturity

■	A callable long-term interest rate investment	■

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

10	CitiFirst Offerings Brochure | October 2014

A complete description of the risks associated with this investment is outlined in the “Risk Factors Relating to the Notes” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

11	CitiFirst Offerings Brochure | October 2014

Callable Fixed to Floating Rate Leveraged CMS Spread Notes

    Indicative Terms*

Issuer:	Citigroup Inc.
Stated principal amount:	$1,000 per note
Pricing date:	October , 2014 (expected to be October 27, 2014)
Issue date:	October , 2014 (three business days after the pricing date)
Maturity date:	Unless earlier called by us, October , 2034 (expected to be October 30, 2034)
Payment at maturity:	At maturity, unless we have earlier called the notes, you will receive for each note you then hold an amount in cash equal to $1,000 plus any accrued and unpaid interest
Interest:

•   During each interest period from and including the issue date to but excluding October     , 2015 (expected to be October 30, 2015), the notes will bear interest at a fixed rate of 11.00% per annum

•   During each interest period commencing on or after October     , 2015 (expected to be October 30, 2015), the notes will bear interest at a floating rate equal to 4 times the modified CMS spread, as determined on the interest determination date for that interest period, subject to a maximum interest rate of 11.00% per annum and a minimum interest rate of 0.00% per annum

After the first year of the term of the notes, interest payments will vary based on fluctuations in the modified CMS spread. After the first year, the notes may pay a below-market rate or no interest at all for an extended period of time, or even throughout the entire remaining term.

CMS spread:	On any interest determination date, CMS30 minus CMS2, each as determined on that interest determination date
Modified CMS spread:	The CMS spread minus 0.25%
Interest determination date:	For any interest period commencing on or after October , 2015 (expected to be October 30, 2015), the second U.S. government securities business day prior to the first day of that interest period
Interest period:	Each three-month period from and including an interest payment date (or the issue date, in the case of the first interest period) to but excluding the next interest payment date
Interest payment dates:	The day of each January, April, July and October (expected to be the 30th day of each January, April, July and October), beginning on January , 2015 (expected to be January 30, 2015) and ending on the maturity date or, if applicable, the date when the notes are redeemed
Call right:	We may call the notes, in whole and not in part, for mandatory redemption on any interest payment date beginning on October , 2015 (expected to be October 30, 2015), upon not less than five business days’ notice. Following an exercise of our call right, you will receive for each note you then hold an amount in cash equal to $1,000 plus any accrued and unpaid interest.
CUSIP:	1730T02B4
Listing:	The notes will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the notes unless you are willing to hold them to maturity.
Selling Concession (paid to advisors):	up to 4.00%

  Investor Profile

Investor Seeks:		Investor Can Accept:
■	Full principal amount due at maturity	■	A holding period of approximately 20 years

■	Contingent interest payments	■	The possibility of losing part or all of the principal amount invested if not held to maturity

■	A callable long-term interest rate investment	■

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

12	CitiFirst Offerings Brochure | October 2014

A complete description of the risks associated with this investment is outlined in the “Risk Factors Relating to the Notes” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

13	CitiFirst Offerings Brochure | October 2014

Callable Step-Up Coupon Notes

    Indicative Terms*

Issuer:	Citigroup Inc.
Stated principal amount:	$1,000 per note
Pricing date:	October , 2014 (expected to be October 24, 2014)
Original Issue date:	October , 2014 (three business days after the pricing date)
Maturity date:	October , 2019 (expected to be October 29, 2019). If the maturity date is not a business day, then the payment required to be made on the maturity date will be made on the next succeeding business day with the same force and effect as if it had been made on the maturity date. No additional interest will accrue as a result of delayed payment.
Principal due at maturity:	Full principal due at maturity
Payment at maturity:	$1,000 per note plus any accrued and unpaid interest
Interest rate per annum:

From and including the original issue date to but excluding October , 2015 (expected to be October 29, 2015):

1.50%

From and including October , 2015 (expected to be October 29, 2015) to but excluding October     , 2016 (expected to be October 29, 2016), unless redeemed by us:

1.75%

From and including October , 2016 (expected to be October 29, 2016) to but excluding October     , 2017 (expected to be October 29, 2017), unless redeemed by us:

2.00%

From and including October , 2017 (expected to be October 29, 2017) to but excluding October     , 2018 (expected to be October 29, 2018), unless redeemed by us:

2.50%

From and including October , 2018 (expected to be October 29, 2018) to but excluding the maturity date, unless redeemed by us:

3.00%

Interest period:	The three-month period from the original issue date to but excluding the immediately following interest payment date, and each successive three-month period from and including an interest payment date to but excluding the next interest payment date
Interest payment dates:	Quarterly on the day of each January, April, July and October of each year (expected to be the 29th day of each January, April, July and October of each year), commencing January , 2015 (expected to be January 29, 2015) and ending on the maturity date, provided that if any such day is not a business day, the applicable interest payment will be made on the next succeeding business day. No additional interest will accrue on that succeeding business day. Interest will be payable to the persons in whose names the notes are registered at the close of business on the business day preceding each interest payment date, which we refer to as a regular record date, except that the interest payment due at maturity or upon earlier redemption will be paid to the persons who hold the notes on the maturity date or earlier date of redemption, as applicable.
Day count convention:	30/360 Unadjusted.
Redemption:

Beginning on October     , 2015 (expected to be October 29, 2015), we have the right to call the notes for mandatory redemption, in whole and not in part, on any redemption date and pay to you 100% of the principal amount of the notes plus accrued and unpaid interest to but excluding the date of such redemption. If we decide to redeem the notes, we will give you notice at least five business days before the redemption date specified in the notice.

So long as the notes are represented by global securities and are held on behalf of The Depository Trust Company (“DTC”), redemption notices and other notices will be given by delivery to DTC. If the notes are no longer represented by global securities and are not held on behalf of DTC, redemption notices and other notices will be published in a leading daily newspaper in New York City, which is expected to be The Wall Street Journal.

Redemption dates:	October , 2015 (expected to be October 29, 2015) and each interest payment date thereafter
Business day:	Any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions are authorized or obligated by law or executive order to close
CUSIP:	1730T02K4
Listing:	The notes will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the notes unless you are willing to hold them to maturity.
Selling Concession (paid to advisors):	up to 1.00%

14	CitiFirst Offerings Brochure | October 2014

  Investor Profile

Investor Seeks:		Investor Can Accept:
■	Full principal amount due at maturity	■	A holding period of approximately 5 years

■	Contingent interest payments	■	The possibility of losing part or all of the principal amount invested if not held to maturity

■	A callable medium-term interest rate investment	■

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Risk Factors Relating to the Notes” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

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17	CitiFirst Offerings Brochure | October 2014

Autocallable Contingent Coupon Equity Linked Securities Based on the Ordinary Shares of SINA Corporation

    Indicative Terms*

Issuer:	Citigroup Inc.
Underlying shares:	Ordinary shares of SINA Corporation (NASDAQ symbol: “SINA”) (“the underlying share issuer”)
Stated principal amount:	$1,000 per security
Pricing date:	October , 2014 (expected to be October 23, 2014)
Issue date:	October , 2014 (three business days after the pricing date)
Valuation dates:

The      day of each January, April, July and October (expected to be the 23rd day of each January, April, July and October, beginning on January     , 2015 (expected to be January 23, 2015) and ending on October     , 2016 (the “final valuation date”, which is expected to be October 23, 2016), each subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur

Maturity date:	Unless earlier redeemed, October , 2016 (expected to be October 27, 2016)
Contingent coupon payment dates:	For any valuation date, the fifth business day after such valuation date, except that the contingent coupon payment date for the final valuation date will be the maturity date
Contingent coupon:

On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 2.00% to 2.50% (equal to approximately 8.00% to 10.00% per annum) (to be determined on the pricing date) of the stated principal amount of the securities if and only if the closing price of the underlying shares on the related valuation date is greater than or equal to the coupon barrier price. If the closing price of the underlying shares on any quarterly valuation date is less than the coupon barrier price, you will not receive any contingent coupon payment on the related contingent coupon payment date.

Automatic early redemption:

If, on any of the first seven quarterly valuation dates, the closing price of the underlying shares is greater than or equal to the initial share price, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment.

Payment at maturity:

If the securities are not automatically redeemed prior to maturity, you will be entitled to receive, for each $1,000 stated principal amount security you hold at maturity:

•   If the final share price is greater than or equal to the final barrier price:

$1,000 plus the contingent coupon payment due at maturity

•   If the final share price is less than the final barrier price:

a fixed number of underlying shares equal to the equity ratio (or, if we exercise our cash election right, the cash value of those shares based on the closing price of the underlying shares on the final valuation date)

If the final share price is less than the final barrier price, you will receive underlying shares (or, in our sole discretion, cash) worth less than 65.00% of the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity.

Initial share price:	$ , the closing price of the underlying shares on the pricing date
Final share price:	The closing price of the underlying shares on the final valuation date
Coupon barrier price:	$ , 65.00% of the initial share price
Final barrier price:	$ , 65.00% of the initial share price
Equity ratio:	, the stated principal amount divided by the initial share price, subject to anti-dilution adjustments for certain corporate events
Listing:

The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.

CUSIP:	1730T02C2
Selling Concession (paid to advisors):	1.75%

18	CitiFirst Offerings Brochure | October 2014

  Investor Profile

Investor Seeks:		Investor Can Accept:
¡	A medium-term equity-linked investment	¡	A holding period of approximately 2 years

¡	Contingent coupon payments	¡	The possibility of losing a significant portion of the principal amount invested

¡

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

19	CitiFirst Offerings Brochure | October 2014

Autocallable Contingent Coupon Equity Linked Securities Based on the Common Stock of Anadarko Petroleum Corporation

    Indicative Terms*

Issuer:	Citigroup Inc.
Underlying shares:	Shares of common stock of Anadarko Petroleum Corporation (NYSE symbol: “APC”) (“the underlying share issuer”)
Stated principal amount:	$1,000 per security
Pricing date:	October , 2014 (expected to be October 16, 2014)
Issue date:	October , 2014 (three business days after the pricing date)
Valuation dates:

Expected to be January 16, 2015, April 16, 2015, July 16, 2015 and October 16, 2015 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur

Maturity date:	Unless earlier redeemed, October , 2015 (expected to be October 21, 2015)
Contingent coupon payment dates:	For any valuation date, the fifth business day after such valuation date, except that the contingent coupon payment date for the final valuation date will be the maturity date
Contingent coupon:

On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 2.25% to 2.75% (equal to approximately 9.00% to 11.00% per annum) (to be determined on the pricing date) of the stated principal amount of the securities if and only if the closing price of the underlying shares on the related valuation date is greater than or equal to the coupon barrier price. If the closing price of the underlying shares on any quarterly valuation date is less than the coupon barrier price, you will not receive any contingent coupon payment on the related contingent coupon payment date.

Automatic early redemption:

If, on any of the first three quarterly valuation dates, the closing price of the underlying shares is greater than or equal to the initial share price, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment.

Payment at maturity:

If the securities are not automatically redeemed prior to maturity, you will be entitled to receive, for each $1,000 stated principal amount security you hold at maturity:

•   If the final share price is greater than or equal to the final barrier price: $1,000 plus the contingent coupon payment due at maturity

•   If the final share price is less than the final barrier price: a fixed number of underlying shares equal to the equity ratio (or, if we exercise our cash election right, the cash value of those shares based on the closing price of the underlying shares on the final valuation date)

If the final share price is less than the final barrier price, you will receive underlying shares (or, in our sole discretion, cash) worth less than 80.00% of the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity.

Initial share price:	$ , the closing price of the underlying shares on the pricing date
Final share price:	The closing price of the underlying shares on the final valuation date
Coupon barrier price:	$ , 80.00% of the initial share price
Final barrier price:	$ , 80.00% of the initial share price
Equity ratio:	, the stated principal amount divided by the initial share price, subject to anti-dilution adjustments for certain corporate events
Listing:

The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.

CUSIP:	1730T0Z44
Selling Concession (paid to advisors):	1.00%

20	CitiFirst Offerings Brochure | October 2014

  Investor Profile

Investor Seeks:		Investor Can Accept:
		¡	A holding period of approximately 1 year

¡ ¡	A short-term equity-linked investment Contingent coupon payments	¡	The possibility of losing a significant portion of the principal amount invested

¡

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

21	CitiFirst Offerings Brochure | October 2014

Barrier Digital Plus Securities Based on the MSCI EAFE® Index

Indicative Terms*

Issuer:	Citigroup Inc.
Underlying index:	The MSCI EAFE® Index (ticker symbol: “MXEA”)
Stated principal amount:	$1,000 per security
Pricing date:	October , 2014 (expected to be October 28, 2014)
Issue date:	October , 2014 (three business days after the pricing date)
Valuation date:	October , 2018 (expected to be October 29, 2018), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	November , 2018 (expected to be November 1, 2018)
Payment at maturity:

For each $1,000 stated principal amount security you hold at maturity:

•   If the final share price is greater than or equal to the initial index level:

$1,000 + the greater of (i) the fixed return amount and (ii) $1,000 × the index percent increase

•   If the final index level is less than the initial index level but greater than or equal to the barrier level:

$1,000

•   If the final index level is less than the barrier level:

$1,000 × the index performance factor

If the final share price is less than the barrier level, your payment at maturity will be less, and possibly significantly less, than $750.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.

Initial index level:	, the closing level of the underlying index on the pricing date
Final index level:	The closing level of the underlying index on the valuation date
Fixed return amount:

$200.00 to $250.00 per security (20.00% to 25.00% of the stated principal amount), to be determined on the pricing date. You will receive the fixed return amount only if the final index level is greater than or equal to the initial index level.

Index performance factor:	The final index level divided by the initial index level
Index percent increase:	The final index level minus the initial index level, divided by the initial index level
Barrier level:	, 75.00% of the initial index level
Listing:

The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.

CUSIP:	1730T02A6
Selling Concession (paid to advisors):	1.50%

  Investor Profile

Investor Seeks:		Investor Can Accept:
		¡	A holding period of approximately 4 years

¡	A medium-term equity index-linked investment	¡	The possibility of losing a significant portion of the principal amount invested

¡

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

22	CitiFirst Offerings Brochure | October 2014

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

23	CitiFirst Offerings Brochure | October 2014

Buffer Securities Based on the MSCI World IndexSM

Indicative Terms*

Issuer:	Citigroup Inc.
Underlying shares:	The MSCI World IndexSM (ticker symbol: “MXWO”)
Stated principal amount:	$1,000 per security
Pricing date:	October , 2014 (expected to be October 28, 2014)
Issue date:	October , 2014 (three business days after the pricing date)
Valuation date:	October , 2019 (expected to be October 28, 2019), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	October , 2019 (expected to be October 31, 2019)

Payment at maturity:

For each $1,000 stated principal amount security you hold at maturity:

•   If the final index level is greater than the initial index level:

$1,000+ the return amount, subject to the maximum return at maturity

•   If the final index level is equal to or less than the initial index level by an amount equal to or less than the buffer amount:

$1,000

•   If the final index level is less than the initial index level by an amount greater than the buffer amount:

($1,000 × the index performance factor) + $200.00

If the final index level declines from the initial index level by more than the buffer amount, your payment at maturity will be less, and possibly significantly less, than the $1,000 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.

Initial index level:	, the closing level of the underlying index on the pricing date
Final index level:	The closing level of the underlying index on the final valuation date
Index performance factor:	The final index level divided by the initial index level
Index percent increase:	The final index level minus the initial index level, divided by the initial index level
Leveraged return amount:	$1,000 × index percent increase x the leverage factor
Leverage factor:	200.00%
Maximum return at maturity:	$320.00 to $370.00 per security (32.00% to 37.00% of the stated principal amount), to be determined on the pricing date. Because of the maximum return at maturity, the payment at maturity will not exceed $1,320.00 to $1,370.00 per security.
Buffer amount:	20.00%
Listing:	The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.
CUSIP:	1730T02G3
Selling Concession (paid to advisors):	3.00%

24	CitiFirst Offerings Brochure | October 2014

Investor Profile

Investor Seeks:		Investor Can Accept:
		¡	A holding period of approximately 5 years

¡	A medium-term equity index-linked investment	¡	The possibility of losing a significant portion of the principal amount invested

¡

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

25	CitiFirst Offerings Brochure | October 2014

Digital Securities Based on Shares of the iShares® US Real Estate ETF

    Indicative Terms*

Issuer:	Citigroup Inc.
Underlying shares:	Shares of the iShares® US Real Estate ETF (NYSE Arca symbol: “IYR”) (the “underlying share issuer” or “ETF”)
Stated principal amount:	$1,000 per security
Pricing date:	October , 2014 (expected to be October 28, 2014)
Issue date:	October , 2014 (three business days after the pricing date)
Valuation date:	October , 2016 (expected to be October 28, 2016), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	November , 2016 (expected to be November 2, 2016)
Payment at maturity:	For each $1,000 stated principal amount security you hold at maturity:
• If the final share price is greater than or equal to the initial share price:
$1,000 + the fixed return amount
• If the final share price is less than the initial share price:
$1,000 × the share performance factor

If the final share price declines from the initial share price, your payment at maturity will be less, and possibly significantly less, than the $1,000 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and up to all, of your investment.

Initial share price:	$ , the closing price of the underlying shares on the pricing date
Final share price:	The closing price of the underlying shares on the valuation date
Fixed return amount:

$200.00 to $220.00 per security (20.00% to 22.00% of the stated principal amount), to be determined on the pricing date. You will receive the fixed return amount only if the final share price is greater than or equal to the initial share price.

Share performance factor:	The final share price divided by the initial share price
Listing:

The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.

CUSIP:	1730T02F5
Selling Concession (paid to advisors):	2.00%

  Investor Profile

Investor Seeks:		Investor Can Accept:
		¡	A holding period of approximately 2 years

¡	A medium-term equity-linked investment	¡	The possibility of losing a significant portion of the principal amount invested

¡

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

26	CitiFirst Offerings Brochure | October 2014

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

27	CitiFirst Offerings Brochure | October 2014

General Overview of Investments

Investments	Maturity	Risk Profile*	Return*
Contingent Absolute Return MLDs/Notes	1-2 Years	Full principal amount due at maturity	If the underlying never crosses either an upside or downside threshold, the return on the investment equals the absolute value of the return of the underlying; Otherwise the return equals zero
Contingent Upside Participation MLDs/Notes	1-3 Years	Full principal amount due at maturity	If the underlying crosses an upside threshold, the return on the investment equals an interest payment paid at maturity; Otherwise the return equals the greater of the return of the underlying and zero
Minimum Coupon Notes	3-5 Years	Full principal amount due at maturity	If the underlying ever crosses an upside threshold during a coupon period, the return for the coupon period equals the minimum coupon; Otherwise the return for a coupon period equals the greater of the return of the underlying during the coupon period and the minimum coupon

Investments	Maturity	Risk Profile*	Return*
ELKS®	6-13 Months	Payment at maturity may be less than the principal amount	A fixed coupon is paid regardless of the performance of the underlying. If the underlying never crosses a downside threshold, the return on the investment equals the coupons paid; Otherwise the return equals the sum of the coupons paid and the return of the underlying at maturity
Buffer Notes	1-3 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the lesser of (a) the return of the underlying multiplied by a participation rate and (b) the maximum return on the notes; Otherwise, the return equals the lesser of (a) the return of the underlying plus the buffer amount and (b) zero
PACERSSM	1-3 Years	Payment at maturity may be less than the principal amount	If the underlying is equal to or greater than a threshold (such as its initial value) on any call date, the note is called and the return on the investment equals a fixed premium. If the note has not been called, at maturity, if the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative; Otherwise the return equals zero
LASERSSM	3-4 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the return of the underlying multiplied by a participation rate (some versions are subject to a maximum return on the notes). If the return of the underlying is negative and the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative; Otherwise the return equals zero

Investments	Maturity	Risk Profile*	Return*
Upturn Notes	1-2 Years	Payment at maturity may be zero	If the underlying is up at maturity, the return on the investment equals the lesser of the return of the underlying multiplied by a participation rate and the maximum return on the notes; Otherwise the return equals the return of the underlying
Fixed Upside Return Notes	1-2 Years	Payment at maturity may be zero	If the underlying is equal to or above its initial level at maturity, the return on the investment equals a predetermined fixed amount; Otherwise the return equals the return of the underlying
Strategic Market Access Notes	3-4 Years	Payment at maturity may be zero	The return on the investment equals the return of a unique index created by Citi

*All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. This is not a complete list of CitiFirst structures. The descriptions above are not intended to completely describe how an investment works or to detail all of the terms, risks and benefits of a particular investment. The return profiles can change. Please refer to the offering documents and related material(s) of a particular investment for a comprehensive description of the structure, terms, risks and benefits related to that investment.

28	CitiFirst Offerings Brochure | October 2014

Important Information for the Monthly Offerings

Investment Information

The investments set forth in the previous pages are intended for general indication only of the CitiFirst Investments offerings. The issuer reserves the right to terminate any offering prior to its pricing date or to close ticketing early on any offering.

SEC Registered (Public) Offerings

Each issuer, if applicable, has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the SEC registered offerings by that issuer, to which this communication relates. Before you invest in any of the registered offerings identified in this Offerings Brochure, you should read the prospectus in the applicable registration statement and the other documents the issuer and guarantor, if applicable, have filed with the SEC for more complete information about that issuer and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

For Registered Offerings Issued by: Citigroup Inc.

Issuer’s Registration Statement Number: 333-192302

Issuer’s CIK on the SEC Website: 0000831001

Alternatively, you can request a prospectus and any other documents related to the offerings, either in hard copy or electronic form, by calling toll-free 1-877-858-5407 or by calling your Financial Advisor.

The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of the issuer. The SEC registered securities are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency or instrumentality.

Market-Linked Certificates of Deposit

The Market-Linked Deposits (“MLDs”) are not SEC registered offerings and are not required to be so registered. For indicative terms and conditions on any MLD, please contact your Financial Advisor or call the toll-free number 1-800-831-9146.

29	CitiFirst Offerings Brochure | October 2014

Overview of Key Benefits

and Risks of CitiFirst Investments

Benefits

¡	Investors can access investments linked to a variety of underlying assets or indices, such as domestic and foreign indices, exchange-traded funds, commodities, foreign-exchange, interest rates, equities, or a combination thereof.

¡	Structured investments can offer unique risk/return profiles to match investment objectives, such as the amount of principal due at maturity, periodic income, and enhanced returns.

Risks

¡	The risks below are not intended to be an exhaustive list of the risks associated with a particular CitiFirst Structured Investment offering. Before you invest in any CitiFirst Structured Investment you should thoroughly review the particular investment’s offering document(s) and related material(s) for a comprehensive description of the risks and considerations associated with the particular investment.

¡	Potential for Loss

¡	The terms of certain investments provide that the full principal amount is due at maturity, subject to the applicable issuer’s credit risk. However, if an investor sells or redeems such investment prior to maturity, the investor may receive an amount less than his/her original investment.

¡	The terms of certain investments provide that the payment due at maturity could be significantly less than the full principal amount and, for certain investments, could be zero. In these cases, an investor may receive an amount significantly less than his/her original investment and may receive nothing at maturity of the investment.

¡	Appreciation May Be Limited – Depending on the investment, an investor’s appreciation may be limited by a maximum amount payable or by the extent to which the return reflects the performance of the underlying asset or index.

¡	Issuer Credit Risk – All payments on CitiFirst Structured Investments are dependent on the applicable issuer’s or guarantor’s ability to pay all amounts due on these investments including any principal due at maturity and therefore investors are subject to the credit risk of the applicable issuer.

¡	Secondary Market – There may be little or no secondary market for a particular investment. If the applicable offering document(s) so specifies, the issuer may apply to list an investment on a securities exchange, but it is not possible to predict whether any investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

¡	Resale Value of a CitiFirst Structured Investment May be Lower than Your Initial Investment – Due to, among other things, the changes in the price of and dividend yield on the underlying asset, interest rates, the earnings performance of the issuer of the underlying asset, the applicable issuer of the CitiFirst Structured Investment’s perceived creditworthiness, the investment may trade, if at all, at prices below its initial issue price and an investor could receive substantially less than the amount of his/her original investment upon any resale of the investment.

¡	Volatility of the Underlying Asset or Index – Depending on the investment, the amount you receive at maturity could depend on the price or value of the underlying asset or index during the term of the trade as well as where the price or value of the underlying asset or index is at maturity; thus, the volatility of the underlying asset or index, which is the term used to describe the size and frequency of market fluctuations in the price or value of the underlying asset or index, may result in an investor receiving an amount less than he/she would otherwise receive.

¡	Potential for Lower Comparable Yield – The effective yield on any investment may be less than that which would be payable on a conventional fixed-rate debt security of the same issuer with comparable maturity.

¡	Affiliate Research Reports and Commentary – Affiliates of the particular issuer may publish research reports or otherwise express opinions or provide recommendations from time to time regarding the underlying asset or index which may influence the price or value of the underlying asset or index and, therefore, the value of the investment. Further, any research, opinion or recommendation expressed within such research reports may not be consistent with purchasing, holding or selling the investment.
¡	The United States Federal Income Tax Consequences of Structured Investments are Uncertain – No statutory, judicial or administrative authority directly addresses the characterization of structured investments for U.S. federal income tax purposes. The tax treatment of a structured investment may be very different than that of its underlying asset. As a result, significant aspects of the U.S. federal income tax consequences and treatment of an investment are not certain. The offering document(s) for each structured investment contains tax conclusions and discussions about the expected U.S. federal income tax consequences and treatment of the related structured investment. However, no ruling is being requested from the Internal Revenue Service with respect to any structured investment and no assurance can be given that the Internal Revenue Service will agree with the tax conclusions and treatment expressed within the offering document(s) of a particular structured investment. Citigroup Inc., its affiliates, and employees do not provide tax or legal advice. Investors should consult with their own professional advisor(s) on such matters before investing in any structured investment.

¡	Fees and Conflicts – The issuer of a structured investment and its affiliates may play a variety of roles in connection with the investment, including acting as calculation agent and hedging the issuer’s obligations under the investment. In performing these duties, the economic interests of the affiliates of the issuer may be adverse to the interest of the investor.

30	CitiFirst Offerings Brochure | October 2014

Additional Considerations

Please note that the information contained in this brochure is current as of the date indicated and is not intended to be a complete description of the terms, risks and benefits associated with any particular structured investment. Therefore, all of the information set forth herein is qualified in its entirety by the more detailed information provided in the offering documents(s) and related material for the respective structured investment.

The structured investments discussed within this brochure are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment.

Tax Disclosure

Citigroup Inc., its affiliates and employees do not provide tax or legal advice. To the extent that this brochure or any offering document(s) concerns tax matters, it is not intended to be used and cannot be used by a taxpayer for the purpose of avoiding penalties that may be imposed by law. Any such taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

ERISA and IRA Purchase Considerations

Employee benefit plans subject to ERISA, entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase structured investments as long as either (A) (1) no Citigroup affiliate or employee is a fiduciary to such plan or retirement account that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the structured investments or renders investment advice with respect to those assets, and (2) such plan or retirement account is paying no more than adequate consideration for the structured investments or (B) its acquisition and holding of the structured in is not prohibited by any such provisions or laws or is exempt from any such prohibition.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the structured investments if the account, plan or annuity is for the benefit of an employee of Citigroup or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of structured investments by the account, plan or annuity. You should refer to the section “ERISA Matters” in the applicable offering document(s) for more information.

Distribution Limitations and Considerations

This document may not be distributed in any jurisdiction where it is unlawful to do so. The investments described in this document may not be marketed, or sold or be available for offer or sale in any jurisdiction outside of the U.S., unless permitted under applicable law and in accordance with the offering documents and related materials. In particular:

WARNING TO INVESTORS IN HONG KONG ONLY: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. Investors are advised to exercise caution in relation to the offer. If Investors are in any doubt about any of the contents of this document, they should obtain independent professional advice.

This offer is not being made in Hong Kong, by means of any document, other than (1) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent); (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO.

There is no advertisement, invitation or document relating to structured investments, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to structured investments which are or are intended to be disposed of only to persons outside Hong Kong or only to the persons or in the circumstances described in the preceding paragraph.

WARNING TO INVESTORS IN SINGAPORE ONLY: This document has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of the Singapore Statutes (the Securities and Futures Act). Accordingly, neither this document nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the structured investments may be circulated or distributed, nor may the structured investments be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than in circumstances where the registration of a prospectus is not required and thus only (1) to an institutional investor or other person falling within section 274 of the Securities and Futures Act, (2) to a relevant person (as defined in section 275 of the Securities and Futures Act) or to any person pursuant to section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in section 275 of that Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. No person receiving a copy of this document may treat the same as constituting any invitation to him/her, unless in the relevant territory such an invitation could be lawfully made to him/her without compliance with any registration or other legal requirements or where such registration or other legal requirements have been complied with. Each of the following relevant persons specified in Section 275 of the Securities and Futures Act who has subscribed for or purchased structured investments, namely a person who is:

(a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

(b) a trust (other than a trust the trustee of which is an accredited investor) whose sole purpose is to hold investments and of which each beneficiary is an individual who is an accredited investor, should note that securities of that corporation or the beneficiaries’ rights and interest in that trust may not be transferred for 6 months after that corporation or that trust has acquired the structured investments under Section 275 of the Securities and Futures Act pursuant to an offer made in reliance on an exemption under Section 275 of the Securities and Futures Act unless:

(i) the transfer is made only to institutional investors, or relevant persons as defined in Section 275(2) of that Act, or arises from an offer referred to in Section 275(1A) of that Act (in the case of a corporation) or in accordance with Section 276(4)(i)(B) of that Act (in the case of a trust);

(ii)	no consideration is or will be given for the transfer; or

(iii)	the transfer is by operation of law.

31	CitiFirst Offerings Brochure | October 2014

Notes

To discuss CitiFirst investment ideas and strategies, Financial Advisors, Private Bankers and other distribution partners may call our sales team. Private Investors should call their financial advisor or private banker.

Client service number for Financial Advisors and Distribution Partners in the Americas:

+1 (212) 723-3136

For more information, please go to www.citifirst.com

The iShares® U.S. Real Estate ETF is an investment portfolio managed by iShares® Inc. BlackRock Fund Advisors is the investment adviser to the iShares® U.S. Real Estate ETF. iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the iShares® U.S. Real Estate ETF.

MSCI World IndexSM” is a trademark of MSCI Inc. and has been licensed for use by CGMI and certain of its affiliates. For more information, see “Equity Index Descriptions—MSCI Indices—License Agreement with MSCI” in the accompanying underlying supplement. Please refer to the section “Equity Index Descriptions—MSCI Indices” in the accompanying underlying supplement for important disclosures regarding the MSCI World IndexSM.

“MSCI EAFE® Index” is a trademark of MSCI Inc. and has been licensed for use by CGMI and certain of its affiliates. For more information, see “Equity Index Descriptions—MSCI Indices—License Agreement with MSCI” in the accompanying underlying supplement.

©2014 Citigroup Inc. Citi and Citi with Arc Design are registered service marks of Citigroup Inc. or its affiliates.